Exhibit 10.2

NOMINATING AND VOTING AGREEMENT

This Nominating and Voting Agreement (this “Agreement”), is made and entered into as of January 5, 2022, by and among U.S. Energy Corp., a Wyoming corporation (the “Company”); Lubbock Energy Partners LLC, a Texas limited liability company (“Lubbock”); Synergy Offshore LLC, a Texas limited liability company (“Synergy”); and Banner Oil & Gas, LLC, a Delaware limited liability company (“Banner”), Woodford Petroleum, LLC, a Delaware limited liability company (“Woodford”), and Llano Energy LLC, a Delaware limited liability company (“Llano”, and together with Banner and Woodford, collectively, the “Sage Road Entities”), each a “Party” and collectively, the “Parties”. Lubbock, Synergy and the Sage Road Entities are each referred to as a “Seller Party” and collectively referred to as the “Seller Parties”.

A. Each of Lubbock, Synergy and the Sage Road Entities has entered into a separate Purchase and Sale Agreement with the Company (collectively the “Purchase and Sale Agreements”), pursuant to which such Seller Party will sell upon the closing thereof certain of their assets in exchange for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and cash.

B. As a condition to the consummation of the transactions contemplated by the Purchase and Sale Agreements and the issuance of such shares of Common Stock to the Seller Parties, the Parties have agreed to enter into this Agreement.

C. Upon the consummation of the transactions contemplated by the Purchase and Sale Agreements, Lubbock will own 6,568,828 shares of Common Stock, representing 26.7% of the voting shares of the Company, Synergy will own 6,546,384 shares of Common Stock, representing 26.6% of the voting shares of the Company, and the Sage Road Entities will own 6,790,524 shares of Common Stock, representing 27.6% of the voting shares of the Company, and the Parties desire to enter into this Agreement with respect to the nomination of certain persons to the Board and each Seller Party’s voting of its Common Stock in favor of such nominees, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Definitions. The defined terms in the introductory paragraphs, the defined terms set forth below, and the defined terms in the remainder of this Agreement each has the meaning so given to it whenever used throughout this Agreement; provided, however, that each capitalized term used herein but not defined herein has the meaning given to it in the Purchase and Sale Agreements.

Nominating and Voting Agreement

1.1. “Affiliate” of a specified Person means any other Person that (at the time when the determination is made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means, with respect to a specified Person, the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Additionally, any shareholder, member or owner of a Seller Party to whom Common Stock may be distributed by such Seller Party, for so long as such Person is a shareholder, member or owner of such Seller Party, will be deemed an Affiliate of such Seller Party for the purposes hereof.

1.2. “Board” means the Board of Directors of the Company.

1.3. “Board Appointee” means, as applicable, (a) a person designed for nomination to the Board by a Nominating Seller Party pursuant to its Board Appointment Right or (b) a person designed for nomination to the Board by the Non-Seller Appointed Directors.

1.4. “Board Appointment Notice” means notice of a proposed Election Meeting or Consent to appoint members of the Board.

1.5. “Board Appointment Right” means the right of a Nominating Seller Party to designate a nominee for election or appointment to the Board as set forth in this Agreement.

1.6. “Company Nominated Person” means a person designed by the Non-Seller Appointed Directors for nomination to the Board.

1.7. “Nominating Seller Party” means a Seller Party that, together with its Affiliates, holds at least five percent (5%) of the Company’s outstanding Common Stock at the time when the determination is made.

1.8. “Non-Nominating Seller Party” means a Seller Party which, together with its Affiliates, fails to hold at least five percent (5%) of the Company’s outstanding Common Stock as of any date following the Effective Date.

1.9. “Non-Seller Appointed Directors” means the members of the Board who were not nominated by the Sellers as set forth herein.

1.10. “Organizational Documents” means Company’s certificate of incorporation and bylaws as then in effect.

1.11. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

Nominating and Voting Agreement

2. Effective Date; Initial Board Composition.

2.1. This Agreement shall become effective on the Closing Date (the “Effective Date”).

2.2. As of the Effective Date, the Company shall have taken any and all necessary action to (a) increase the number of directors on the Board from five (5) to seven (7), (b) cause the resignation or removal of a member from the Board and (c) cause to be appointed to the Board one (1) Board Appointee by each Nominating Seller Party, with the result that, as of the Effective Date, the Board shall be comprised of: (i) one (1) Board Appointee designated by each Nominating Seller Party and (ii) the following Non-Seller Appointed Directors: D. Stephen Slack, James W. Denny III, Randall D. Keys and Ryan Smith.

3. Nominating Provisions.

3.1. Nominating Rights.

(A) With respect to any general meeting of the shareholders of the Company (the “Shareholders”) or pursuant to any consent to action without meeting of the Shareholders, in each case at which the election of directors is to be voted on (each, an “Election Meeting or Consent”) (a) each Nominating Seller Party shall have the right to designate for nomination to the Board one or two Board Appointees in accordance with Section 3.1(B) below (each such designated person, a “Seller Nominated Person”) and (b) the Company shall take any and all actions necessary (to the extent such actions are permitted by Law) to cause the Board to include each Seller Nominated Person, including the following: (i) with respect to each applicable Election Meeting or Consent, include for election to the Board the Seller Nominated Persons as part of the Company’s slate of nominees for election as directors, (ii) to solicit proxies in order to obtain shareholder approval of the election of the Seller Nominated Persons, including causing officers of the Company who hold proxies (unless otherwise directed by the Company shareholder submitting such proxy) to vote such proxies in favor of the election of such Seller Nominated Persons, (iii) to cause the Seller Nominated Persons to be elected to the Board, including recommending that the Company’s shareholders vote in favor of the Seller Nominated Persons in any proxy statement used by the Company to solicit the vote of its shareholders in connection with each Election Meeting or Consent and (iv) to use or provide the same level of effort and same level of support as is used or provided for the other director nominees of the Company in connection with each Election Meeting or Consent; provided, however, that to exercise its Board Appointment Right with respect to any particular Election Meeting or Consent, a Nominating Seller Party must notify the Chairman of the Board (or if there is not a Chairman of the Board, the Board) in writing of each Seller Nominated Person designated by such Nominating Seller Party no later than twenty (20) days after receiving the Board Appointment Notice with respect to such Election Meeting or Consent.

Nominating and Voting Agreement

(B) A Nominating Seller Party who holds at least five percent (5%) but less than fifteen percent (15%) of the Company’s outstanding Common Stock at the time when the determination is made is entitled to designate for nomination to the Board one (1) Board Appointee. A Nominating Seller Party who holds fifteen percent (15%) or more of the Company’s outstanding Common Stock at the time when the determination is made is entitled to designate for nomination to the Board a total of two (2) Board Appointees.

3.2. If at any time there are less than that the number of Board Appointees to which a Nominating Seller Party is entitled to designate for nomination pursuant to Sections 3.1(B) then serving on the Board, then upon the receipt of written notice from such Nominating Seller Party to the Chairman of the Board (or if there is not a Chairman of the Board, the Board) (a “Seller Appointment Notice”) designating a Board Appointee to fill any such position, the Company shall take any and all necessary action to (a) increase the number of directors on the Board as may be required for the appointment of such Board Appointee(s) and (b) cause the appointment of such Board Appointee(s) to the Board.

3.3. Each Seller Nominated Person shall be selected by the affirmative vote of each Nominating Seller Party, as applicable, and each Company Nominated Person shall be selected by the affirmative vote of the Non-Seller Appointed Directors set forth in writing (which may be via email).

3.4. Each Nominating Seller Party shall have the exclusive right to designate a nominee to the Board to fill any vacancy created by reason of death, disqualification, removal or resignation of any director who was a Seller Nominated Person designated by such Nominating Seller Party, and upon the receipt of a Seller Appointment Notice with respect to any such designation, the Company shall take any and all necessary action to cause such vacancy to be filled by the Seller Nominated Person set forth in such Seller Appointment Notice as promptly as reasonably practicable. In the absence of a designation from the applicable Nominating Seller Party as specified above, such Board seat shall remain vacant until otherwise filled as provided above.

3.5. Any vacancy on the Board arising from the death, disqualification, removal or resignation of a Company Nominated Person shall be filled by an individual nominated by the Non-Seller Appointed Directors.

3.6. Following provision of any notice from a Nominating Seller Party regarding the designation of a Board Appointee, such Nominating Seller Party shall use its commercially reasonable efforts to provide, or cause such individual(s) to provide, to the Company such information about such individuals at such times as the Company may reasonably request in order to ensure compliance with Section 3.6, the listing rules of NASDAQ and the rules and regulations of the SEC to the same extent as requested from the other director nominees of the Company in connection with their appointment or election.

Nominating and Voting Agreement

3.7. Notwithstanding anything to the contrary herein, no Board Appointee shall be included as a nominee for election or appointment to the Board in the event such person is a Disqualified Person. For the purposes hereof, a “Disqualified Person” is a person for whom the Board reasonably determines (which determination shall set forth in writing the grounds for such reasonable determination) that the nomination, election or appointment of such person to the Board or retention of such person on the Board, as applicable, would (a) violate the listing rules of NASDAQ or the rules and regulations of the SEC, (b) due to such person’s past, affiliations or otherwise, negatively affect the reputation of the Company, negatively affect the Company’s ability to complete future transactions, or disqualify the Company from undertaking any offering under applicable securities laws, or (c) violate the fiduciary duties that the Board owes to the Company or its shareholders; provided, however, that if the Board reasonably determines that any Board Appointee is unfit for service on the Board for the reasons set forth above, then the Company shall promptly notify the applicable Nominating Seller Party and such Nominating Seller Party shall then be entitled to designate an alternative or replacement person as a nominee to the Board. Other than pursuant to the foregoing sentence, neither the Company nor any other Party shall have the right to object to any nominee selected pursuant to this Section 1.

3.8. Notwithstanding the above, the Non-Seller Appointed Directors and Seller Nominated Persons shall be apportioned between ‘independent’ and non-’independent’ directors as required by the rules of NASDAQ such that the Company continues in compliance with applicable NASDAQ rules.

3.9. During the Term, each Seller Party shall promptly notify the Company upon becoming a Non-Nominating Seller Party. The Company shall not be required to provide Board Appointment Notice to any Non-Nominating Seller Parties and Non-Nominating Seller Parties shall have no rights to nominate any Person to the Board pursuant to the terms hereof. Upon any Nominating Seller Party becoming a Non-Nominating Seller Party, such Seller Party shall take any and all necessary action to cause such Seller Party’s Seller Nominated Persons to tender their resignation from the Board and, upon delivery of such resignations, the Company and Seller Parties shall take any and all necessary action to cause the authorized size of the Board to be reduced accordingly.

3.10. Any nomination procedures set forth in the Company’s Organizational Documents which conflict with the terms hereof shall be amended as required to comply with the terms hereof.

Nominating and Voting Agreement

3.11. Each Seller Nominated Person shall be entitled to the same expense reimbursement and advancement, exculpation, indemnification and insurance in connection with his or her role as a director as the other members of the Board (which shall be primary over any other indemnification or insurance available to such Seller Nominated Person), as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Seller Nominated Person is a member, if any, in each case to the same extent as the other members of the Board. Each Seller Nominated Person shall be also entitled to any retainer, equity compensation or other fees or compensation paid to the non-employee directors of the Company for their services as a director, including any service on any committee of the Board. During the term hereof and for a period of at least six (6) years after each such Seller Nominated Person’s service on the Board has concluded, the Company shall not amend, alter, repeal or waive (a) any right to indemnification or exculpation covering or benefiting any Seller Nominated Person nominated pursuant to this Agreement (whether such right is contained in the Company Organizational Documents or another document) or (b) any provision of the Company Organizational Documents, if such amendment, alteration, repeal or waiver adversely affects the rights or obligations of the Seller Parties or the Seller Nominated Persons pursuant to this Agreement. The Company shall maintain directors’ and officers’ liability insurance covering each Seller Nominated Person to the maximum extent of the coverage available to the most favorably insured of the other directors serving on the Board, and the Company shall continue to maintain such directors’ and officers’ liability insurance coverage with respect to each Seller Nominated Person’s service on the Board for a period of at least six (6) years after each such Seller Nominated Person’s service on the Board has concluded. The obligations of the Company under this Section 3.11 shall survive the expiration of the Term.

3.12. Each Seller Nominated Person may share any information received in his or her capacity as a Board member with the Nominating Seller Party which designated them for election or appointment to the Board. Each Nominating Seller Party severally agrees that it will, and will cause its Affiliates to, keep confidential and not disclose, divulge or use for any purpose, other than to monitor and make voting and investment decisions with respect to its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information is known or becomes known to the public in general (other than as a result of a breach of this Section 3.12 by such Nominating Seller Party or its Affiliates), is or has been independently developed or conceived by such Nominating Seller Party or its Affiliates without use of the Company’s confidential information or is or has been made known or disclosed to such Nominating Seller Party or its Affiliates by a third party without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Nominating Seller Party or its Affiliates; provided, however, that such Nominating Seller Party and its Affiliates may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and making voting and investment decisions with respect to its investment in the Company, (b) to any Affiliate, partner, member or related investment fund of such Nominating Seller Party or its Affiliates and their respective directors, employees and consultants, in each case in the ordinary course of business, or (c) as may otherwise be required by Law. Each Party hereto acknowledges that the Sage Road Entities or any of their Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 3.12 will preclude or in any way restrict the Sage Road Entities or any of their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries.

Nominating and Voting Agreement

3.13. Any Seller Party may elect upon written notice to the Company to irrevocably terminate any or all of their rights under this Section 3 at any time.

3.14. At all times when Lubbock is a Nominating Seller Party and its Board Appointee is John A. Weinzierl (“Weinzierl”), each Nominating Seller Party shall instruct its Board Appointee to vote in favor of appointing Weinzierl as Chairman of the Board.

4. Voting Requirements.

4.1. During the Term, each Seller Party agrees to vote all Common Stock (whether at a meeting of the shareholders of the Company or via any written consent to action without meeting of the shareholders of the Company), in such manner as may be necessary to nominate and elect (and, if applicable, maintain in office) as a member of the Company’s Board, each of the Seller Nominated Persons.

4.2. Each Seller Party agrees to not vote any Common Stock for the removal of any Seller Nominated Persons, unless such person is a Disqualified Person.

5. Term. This Agreement shall continue in effect from the Effective Date until the earlier of (a) the date mutually agreed by all the Parties and (b) the date that no Seller Party owns at least 5% of the outstanding shares of Common Stock (such period, the “Term”); provided that any rights or obligations which by their express terms survive beyond the expiration of the Term shall survive in accordance with their terms. Once a Seller Party becomes a Non-Nominating Seller Party it shall no longer have any right to nominate any Person hereunder, even if such Seller Party shall thereafter increase its ownership of Common Stock above 5% of the Company’s outstanding Common Stock.

6. Miscellaneous.

6.1. Representations. Each Party hereby represents and warrants to each other Party that as of the Effective Date: (a) it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (b) this Agreement has been duly and validly executed and delivered by such party and this Agreement constitutes a legal and binding obligation of such party, enforceable against the such party in accordance with its terms; (c) the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Law applicable to it, or (ii) conflict with, or result in a breach or default under, any term or condition of any material agreement or other instrument to which such party is a party or by which such party is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect such party’s ability to perform its obligations hereunder.

Nominating and Voting Agreement

6.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.3. Enforceability. This Agreement may only be enforced by the Parties hereto, and nothing set forth in this Agreement shall be construed to confer upon or give to any other person, other than the Parties hereto and their respective successors, heirs and permitted assigns, any rights to enforce the undertakings set forth herein.

6.4. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the internal Laws of the State of Texas, without regard to any choice-of-law or conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

(b) Each of the Parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of any federal court or state court sitting in Houston, Texas) (“Texas Courts”), and any appellate court from any decision thereof, in any action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such action shall be heard and determined in the Texas Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Texas Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nominating and Voting Agreement

(c) EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 4.3(c). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

6.5.  Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

6.6. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

6.7. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature pages hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

Nominating and Voting Agreement

6.8. Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Parties hereto.

6.9. Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Texas, this being in addition to any other remedy at law or in equity, and the Parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The Parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

6.10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

6.11. Severability. If any provision of this or the application of any such provision to any Party or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other Parties or circumstances.

6.12. Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

6.13. Entire Agreement. This Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and all prior and contemporaneous negotiations, understandings, and agreements between the Parties on the matters contained herein and therein are expressly merged into and superseded by this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents. The provisions of this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements relating to such subject matter except as specifically set forth in this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents.

[Remainder of page left intentionally blank. Signature pages follow.]

Nominating and Voting Agreement

IN WITNESS WHEREOF, the Parties have executed this Nominating and Voting Agreement as of the date first written above.

“COMPANY”

U.S. Energy Corp.

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	CEO

Address for Notice:

U.S. Energy Corp.

Attn: Ryan Smith

675 Bering Dr, Suite 390

Houston, Texas 77057

Email: Ryan@usnrg.com

With a copy, which shall not constitute notice to:

The Loev Law Firm, PC

Attn: David M. Loev and John S. Gillies

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Email: dloev@loevlaw.com and john@loevlaw.com

Nominating and Voting Agreement

“LUBBOCK”

Lubbock Energy Partners LLC

By:	/s/ John Weinzierl
Name:	John Weinzierl
Title:	CEO

Address for Notice:

Lubbock Energy Partners LLC

Attn: John Weinzierl

1616 S. Voss Rd. #530

Houston, Texas 77057

Email: johnw@katlacapital.com

With a copy, which shall not constitute notice to:

Nance & Simpson, LLP

Attn: Glynn Nance

2603 Augusta, Suite 1000

Houston, Texas 77057

Email: gnance@nancesimpson.com

Nominating and Voting Agreement

“SYNERGY”

Synergy Offshore LLC

By:	/s/ Duane H. King
Name:	Duane H. King
Title:	Chief Executive Officer

Address for Notice:

Synergy Offshore LLC

Attn: Duane H. King

9821 Katy Fwy, Suite 805

Houston, Texas 77024

Fax: 713-827-9989

Email: dking@synergyog.com

With a copy, which shall not constitute notice to:

Crain, Caton and James

Attn: Adrienne Randle Bond

Five Houston Center

1401 McKinney St., Suite 1700

Houston, Texas 77010

Email: abond@craincaton.com

Nominating and Voting Agreement

“SAGE ROAD ENTITIES”

Banner Oil & Gas, LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

Woodford Petroleum, LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

Llano Energy LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

Address for Notice:

c/o Sage Road Capital, LLC

2121 Sage Road, Suite 325

Houston, TX 77056

Attention: Benjamin A. Stamets

Email: ben@sagerc.com

With a copy, which shall not constitute notice to:

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attn: Jeremy Mouton

Email: jmouton@porterhedges.com

Nominating and Voting Agreement
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